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                         EXHIBIT 99 -FORM OF PROXY CARD

If you have comments or an
address change, please detach
and return this form along with
the proxy in the envelope pro-
vided.



Comments:
_______________________
_______________________
_______________________
_______________________
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   ADDRESS CHANGE

_______________________
Street

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Apt. No./P.O. Box

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City

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State

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Zip Code

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Signature


                PROXY FOR SPECIAL MEETING OF CITNAT BANCORP, INC.
                                  URBANA, OHIO

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of CitNat Bancorp, Inc. ("CitNat"), do hereby nominate, constitute, and appoint the Board of Directors of CitNat Bancorp, Inc. and the survivors of them (with full power of substitution for me and in my name, place and stead), to vote all the common stock of said Corporation, standing in my name on its books on _______, 1996, at the Special Meeting of its shareholders to be held at __________________________________1996, at _____ A.M. local time, or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. To ratify, confirm, approve and adopt, pursuant to Ohio Revised Code Sections 1701.78 and 1701.831 a Merger Agreement dated March 14, 1996, (the "Agreement") by and between CitNat and Security Banc Corporation, an Ohio corporation and bank holding company ("Security"), with such agreement providing for, among other things, the merger of CitNat with and into Security. Each outstanding share of CitNat Common Stock will be converted into Security Common Stock in accordance with the terms of the Agreement.


     ________  For            ________  Against             ________  Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSITION.

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy confers authority to vote "FOR" the propositions listed above unless "AGAINST" or "ABSTAIN" is indicated. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY EITHER WRITTEN NOTICE OR PERSONALLY AT THE MEETING
OR BY A SUBSEQUENTLY DATED PROXY.


Date:_______________________, 1995       _______________________________

                                         _______________________________ (L.S.)
                                        (Signature(s) of Shareholder(s))